UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2014

CHINANET ONLINE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

+86-10-51600828
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

ChinaNet Online Holdings, Inc., a Nevada corporation (“ChinaNet”), held its annual meeting of stockholders on September 17, 2014, at 2:00 p.m. local time (the “Annual Meeting”). There were 22,376,540 shares of common stock entitled to be voted, and an aggregate of 12,084,813 shares present in person or by proxy at the Annual Meeting.

Two items of business were acted upon by ChinaNet’s stockholders at the Annual Meeting. The voting results are as follows:

1. Election of Directors

All of the following five nominees were elected to ChinaNet’s Board of Directors to serve until the next annual meeting and their successors have been elected and qualified, in accordance with the voting results listed below.

	For	Against	Abstain	Broker Non-Votes
Handong Cheng	10,054,872	9,177	6,161	2,014,603
Zhige Zhang	10,054,672	9,161	6,377	2,014,603
Zhiqing Chen	10,054,824	9,025	6,361	2,014,603
Watanabe Mototake	10,055,372	9,177	5,661	2,014,603
Douglas MacLellan	10,054,224	10,025	5,961	2,014,603

2. Approval of ChinaNet’s Independent Accountants.

ChinaNet’s stockholders ratified the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent accountants for fiscal 2014, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
12,062,953	21,513	347	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2014	CHINANET ONLINE HOLDINGS, INC.

By:	/s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer